 Exhibit 10.2, J. Menten Settlement Agreement

Exhibit 10.2

SETTLEMENT AGREEMENT

Parties:

KCI Europe Holding B.V.

Jörg Menten

Execution Copy
25 June 2007

Houthoff Buruma N.V.

P.O. Box 75505,  1070 AM Amsterdam
Gustav Mahlerplein 50, Amsterdam

Parties:

This Agreement ("Agreement") is made between:

I.             KCI Europe Holding B.V., having its seat (statutaire zetel) at Zeist, the Netherlands, and its registered address at Van Heuven Goedhartlaan 11, 1181 LE Amstelveen, the
               Netherlands, which is represented in this matter by Stephen D. Seidel ("KCI");

II.            Jörg Menten, born on 28 December 1957, residing at Forggenseestrasse 27, 68219
               Mannheim, Germany ("Menten");

Recitals:

A.           Menten has been employed by KCI since 1 July 2001, as President KCI International
               Division and managing director (statutair bestuurder) of KCI.

B.           The current fixed salary of Menten is €273,000 gross per annum inclusive of 8% holiday allowance.

C.           Between the parties a difference of opinion has arisen regarding the policy of KCI, which has made a productive cooperation impossible.  As a consequence KCI has taken the initiative to terminate the employment agreement with Menten.

D.           The parties have agreed that Menten’s corporate and employment positions with KCI and all other affiliated companies (together the “KCI Group”) will be terminated under the terms and conditions set forth in this Agreement.

It is hereby agreed as follows:

1.          Termination of employment by the court

1.1         KCI shall file a petition to the competent court as soon as possible, requesting that the employment agreement between the parties will be ‘pro forma’ dissolved effective 30
             September 2007 (the “Separation Date”).

1.2        KCI shall inform the court in writing that KCI does not require an oral hearing of the case and that if the dissolution is granted as requested by KCI in accordance with this
             Agreement, KCI waives the right to withdraw the petition.

1.3        Menten may raise a defence against the petition described in clause 1.1 of this Agreement, but shall do so only as a formality and only for the purpose of preserving the right to social security benefits. Furthermore, Menten shall timely send a letter to the court stating that Menten does not require an oral hearing.

2.          Resignation from directorships

2.1        By signing this Agreement Menten confirms to have resigned as per 30 April 2007 from his directorship of KCI and from all other directorships held by him within the KCI
             Group. Menten undertakes to sign such additional documentation and to take such other actions as may be required to give effect to such resignations. Any costs arising in connection with the foregoing shall be borne by KCI.

3.          Release of duties

3.1        Menten has been released from his duty to perform activities under the employment agreement with KCI as per 30 April 2007.

3.2        Menten shall nevertheless cooperate in the best interests of KCI and shall continue to provide services as of the date of this Agreement and until the Separation Date to ensure a proper transfer of tasks and responsibilities.

4.          Salary and benefits up to the Separation Date

4.1        Until 1 May 2007 Menten’s fixed salary and the usual allowances will be paid by KCI in the normal way.

4.2        From 1 May 2007 until the Separation Date Menten’s fixed salary solely including the allowances relating to remuneration (this is limited to health insurance (including disability insurance), holiday and pension allowances) will be paid by KCI. Menten can continue to use his Company Car, phone, laptop and company credit card (for company car related purposes only) during this period.

5.          Final payment

5.1        Within one month after the Separation Date, KCI will effect a normal final payment
             (eindafrekening).

6.          Severance payment

6.1        Within one month after the Separation Date, KCI will pay Menten a lump sum amount of
             €484,000 (in writing: four hundred eigthy four thousand Euro) gross.

6.2        KCI will pay the lump sum amount in the manner requested by Menten. The manner chosen by Menten for making payment must be in accordance with national and international tax legislation and regulations and must not result in any cost or expense to
             KCI.

6.3        If Menten requests payment in the form of an annuity (stamrecht), KCI shall make the severance payment to Menten in the form of an annuity (or arrange for this to be done), as allowed under article 11(1)(g) of the Wages and Salaries Tax Act (Wet op de
             Loonbelasting 1964) and shall, at the request of Menten, place this annuity with an insurer that is duly authorised for this purpose under the Wages and Salaries Tax Act.

              If the aforementioned annuity is placed with a professional insurer, KCI is not required to pay the gross amount to the insurer until KCI has received a written statement from the insurer stating that the amount will be used exclusively for an annuity that is in compliance with article 11(1)(g) of the 1964 Wages and Salaries Tax Act (Wet op de
             Loonbelasting 1964) and that the payment gives KCI a full and final discharge with regard to the payment.

              If the aforementioned annuity is placed with another permitted type of insurer (i.e. a stamrecht-BV) (the “Annuity Company”), KCI is not required to make payment until after receiving a written statement from the tax inspector that KCI may make payment without deducting payroll taxes. If the tax inspector does not provide that written statement for no reason other than that such permission is, in the opinion of the tax inspector, not required because of an exemption for an annuity, and if it has not been demonstrated that the tax inspector does not have any substantive objection, KCI is not required to make payment until an annuity agreement that is to the satisfaction of KCI and that states that the annuity meets the requirements of article 11(1)(g) of the Wages and
              Salaries Tax Act has been signed by Menten, KCI and the Annuity Company. This annuity agreement must include a clause in which Menten and the Annuity Company irrevocably indemnify KCI for any amount claimed by the tax authorities with respect to the compensation, including interest, penalties, expenses and costs reasonably incurred to challenge the claim of the tax authorities. Further, this annuity agreement contains a clause stating that, upon payment to the Annuity Company of the gross amount agreed upon, Menten gives KCI a full and final discharge of the obligation to pay the compensation as meant in clause 2.1 of this Agreement.

7.          Bonuses

7.1        In view of Menten leaving KCI after 1 July 2007, Menten will in accordance with past practice be entitled to a pro rated bonus for the year 2007. The pro rated bonus for the year 2007 amounts in aggregate to €109,000 (in writing: a hundred and nine thousands
              Euro) gross. Menten will not be entitled to any other bonus and hereby unconditionally and irrevocably waives any other bonus entitlements he has or may have.

8.          Vacation days

8.1        Menten will use up all his remaining vacation days before the Separation Date. In any case Menten will be deemed to have used up all his vacation entitlements by this date.

9.          Company property and company car

9.1        Menten will return to KCI everything that KCI provided or made available to Menten in relation to the employment agreement (amongst others the Company Car, phone and laptop). Menten will return everything in good condition not later than the Separation
              Date.

10.        Pension scheme

10.1      KCI shall comply with all employment-related and termination-related obligations that it has towards Menten under the Pension Act (Pensioenwet) and the applicable pension or savings scheme. Menten hereby acknowledges that he has been informed that he has the option of transferring the pension.

11.        Non-competition and penalty clause

11.1      Until 30 April 2008 Menten will not, directly or indirectly, either on his own or for others, be active in or associated with any enterprise carrying out activities in a field the same as or similar to those of KCI or otherwise in competition with KCI, nor act, directly or indirectly, as an intermediary in any way whatsoever, nor be in any form active in or associated with any customer, potential customer, connection, contact or supplier of KCI.

11.2      This obligation only applies to the above-mentioned activities or involvement of KCI in the field of wound care, wound care surfaces, or any businesses in which KCI operates as of 30 April 2007.

11.3      If Menten does not fulfil his obligations under clause 11.1 of this Agreement, Menten will to the extent required  notwithstanding Section 7:650, paragraphs 3, 4 and 5, of the Dutch
              Civil Code (“DCC”) and without notice of default, be subject to the requirement to pay to
              KCI a penalty of €10,000 for each violation and also a penalty of €1,000 per day for each day that Menten remains, despite a warning, in violation of the aforementioned obligations, none of which will prejudice the right of KCI to claim full compensation instead of the penalty payments.

12.        Confidentiality clause and penalty clause

12.1      The confidentiality clause and the penalty clause that KCI and Menten have agreed to and that are contained in the employment agreement (schedule 1 employment agreement dated
              1 July 2001) will remain fully in effect after the date of termination of the employment agreement.

13.        Non-solicitation clause and penalty clause

13.1      The non-solicitation clause and the penalty clause that KCI and Menten have agreed to and that are contained in the employment agreement (schedule 1 employment agreement dated 1 July 2001) will be prolonged until 30 April 2008 and will remain fully in effect until that time.

14.        Stock options and restricted shares

14.1      In accordance with the applicable option plans, award agreements and other option rules,
              Menten has had 30 days to exercise any vested stock options as per 30 April 2007. Any stock options which were unvested as of 30 April 2007 and any restricted shares for which restrictions were still in place on 30 April 2007 have expired and have become null and void on 30 April 2007.

15.        Departure announcements

15.1      Any internal or external announcement regarding the departure of Menten shall only be made by the mutual consent of KCI and Menten.

16.        Confidentiality

16.1      KCI and Menten shall not disclose any information to any third party regarding the existence or the contents of this Agreement, unless there is a statutory obligation to do so.

17.        Non-disparagement clause

17.1      The parties will in the future behave in a good and careful manner towards the other party.
              They will not refer to the other party vis-à-vis other parties in a negative way. On the side of Menten this obligation relates to KCI and its affiliated companies.

18.        Legal costs

18.1      Within four weeks after receipt of a well specified invoice, KCI will pay for the legal costs of Menten till a maximum of €5,000 exclusive of VAT and inclusive of office costs.

19.        Costs tax filing obligations

20.        KCI will pay for the services of PricewaterhouseCoopers, both in the Netherlands as well as in Germany, to assist Menten with his tax filing obligations for 2007 until his 2007 tax returns have been filed to the Dutch and German tax authorities.

21.        Indemnification

21.1      Subject to the provisions of this Agreement, KCI will hold harmless Menten from and against any claims, damages, penalties, fines, liabilities, obligations, losses, costs and expenses (collectively “Damages”) made against or incurred or suffered by Menten, other than damages from KCI, in or outside the Netherlands, as a result of or arising out of any acts of decisions (including any failure to act or decide) of Menten in his capacity of managing director (statutair bestuurder) of KCI and its affiliated companies, except if and to the extent that such Damages and/or facts or circumstances that will or may give rise to any such Damages are caused by intent (opzet) or deliberate recklessness (bewuste roekeloosheid) according to Section 7:661 DCC or, in connection with a fact or circumstance that Menten had actual knowledge of, constitute serious misconduct (ernstig verwijt) as such notion is interpreted in the context of Section 2:9 DCC.

21.2      The indemnification set out in clause 21.1 will not in any way prejudice or mitigate any rights or recovery which Menten may have against the liability insurer and/or other third party in relation to the Damages or the facts or circumstances that will or may give rise to any such Damages, nor will this indemnification in any way prejudice or mitigate the obligation of Menten to seek any such recovery, if available.

21.3      To the extent that Menten recovers any monies in relation to the same matter from the liability insurer or any other third party, Menten will account to KCI for all the amount so received or, if less, the amount of money paid by KCI by way of indemnity.

22.        Discharge

22.1      Upon compliance with each provision in this Agreement, each party grants the other a full and final discharge, except for possible redress for Dutch wage tax (loonheffing) directly related to the salary over the months July, August and September 2007 and the pro rated bonus for 2007, with respect to the employment agreement and the termination thereof.
              On the side of Menten this discharge relates to KCI and its affiliated companies and the discharge is inclusive of all possible obligations of KCI under the employment agreement to pay Menten a severance package or a compensation. KCI shall put the resolution for discharge on the agenda of its annual general meeting along with the annual accounts.
              Discharge will not be withheld on unreasonable grounds and KCI currently does not have knowledge of any fact or circumstance that may bar such discharge.

23.        Full and binding nature of Agreement

23.1      This Agreement constitutes the entire agreement between the parties with respect to the termination of the employment agreement between them. This Agreement replaces all previous agreements, which are therefore no longer valid.

23.2      If the decision of the court differs from what the parties have agreed upon in this
              Agreement, including with regard to compensation, the termination date or anything else, the parties shall treat the decision of the court in this matter as non-binding and this
              Agreement shall remain valid and binding upon them. The parties waive any right to enforce any such decision.

24.        Miscellaneous

24.1      The parties hereby irrevocably waive the right to seek rescission and/or annulment of this
              Agreement.

24.2      This agreement constitutes a settlement agreement (vaststellingsovereenkomst) in accordance with Section 7:900 of the DCC and further.

25.        Governing law

25.1      This Agreement will be governed by the laws of the Netherlands.

26.        Competent Court

26.1      In accordance with Section 23 and 21 of the EC Execution Regulation (EEX-verordening), the parties hereby explicitly agree that all disputes between them including the pro forma procedure mentioned in clause 1 of this Agreement will be brought before the Cantonal
              Court in Amsterdam, the Netherlands.

In witness whereof, agreed upon and signed in two counterparts by:

/s/ Stephen D. Seidel	/s/ Jörg Menten
KCI Europe Holding B.V.	Jörg Menten
Name: Stephen D. Seidel	Place: Amsterdam
Position: Sr. Vice President, General Counsel	Date: June 25, 2007
Place: Amsterdam
Date: June 25, 2007